As filed with the Securities and Exchange Commission on July 1, 2008

Registration No. 2-66128

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment

No. 4 to

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EQUITABLE RESOURCES, INC.

(Exact name of Registrant as Specified in its Charter)

PENNSYLVANIA	25-0464690
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

225 North Shore Drive

Pittsburgh, PA  15212-5861

(Address, including zip code, of registrant’s principal executive offices)

EQUITABLE RESOURCES, INC. DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

(Full Title of the Plan)

Lewis B. Gardner

Vice President and General Counsel

225 North Shore Drive

Pittsburgh, Pennsylvania 15212

412-553-7760

(Name and address, including zip code and telephone number,

including area code, of agent for service)

Copy to:

Jeffrey G. Aromatorio, Esquire

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA  15219

412-288-3364

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer  ☒    Accelerated Filer  ☐

Non-accelerated Filer  ☐ (Do not check if a smaller reporting company)       Smaller reporting company  ☐

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 4  to the Registration Statement on Form S-3 is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”) by the Registrant, the successor to Equitable Resources, Inc., a Pennsylvania corporation (“Old EQT”), following a merger to effect a holding company reorganization effective as of June 30, 2008.  The Registrant hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.

Subsequent to the holding company reorganization, shares of common stock to be issued pursuant to the Equitable Resources, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) to which this Registration Statement relates shall be shares of common stock of the Registrant, rather than shares of common stock of Old EQT.  Additionally, the sponsor of the Plan shall be the Registrant rather than Old EQT. The Plan will continue to be known as the Equitable Resources, Inc. Dividend Reinvestment and Stock Purchase Plan.

The applicable registration fees were paid at the time of the original filing of this Registration Statement.

SIGNATURE

                Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 30th day of June, 2008.

Equitable Resources, Inc.

By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of June, 2008.

Name	Title

/s/ Murry S. Gerber	Chairman and Chief Executive Officer
Murry S. Gerber	(Principal Executive Officer)

/s/ Philip P. Conti	Senior Vice President and Chief Financial
Philip P. Conti	Officer (Principal Financial Officer)

/s/ Theresa Z. Bone	Vice President and Corporate Controller
Theresa Z. Bone	(Principal Accounting Officer)

*	Director
Vicky A. Bailey

*	Director
Phyllis A. Domm

*	Director
Barbara S. Jeremiah

*	Director
George L. Miles, Jr.

/s/ David L. Porges	President, Chief Operating Officer and
David L. Porges	Director

*	Director
James E. Rohr

*	Director
David S. Shapira

*	Director
Lee T. Todd, Jr.

*	Director
James W. Whalen

* By:	/s/ Philip P. Conti
Philip P. Conti
Attorney-in-Fact